PRICING SUPPLEMENT NO.  54                                      Rule 424(b)(3)
DATED:  February 6, 2003                                    File No. 333-76894
(To Prospectus dated January 25, 2002,
and Prospectus Supplement dated January 25, 2002)



                                 $10,006,693,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B


Principal Amount: $95,000,000    Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 2/11/2003   Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date:  2/11/2005        CUSIP#: 073928YQ0

Option to Extend Maturity:       No    [x]
                                 Yes   [  ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------      -----------
        N/A                  N/A                 N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[  ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[  ]  Federal Funds Effective Rate

[  ]  Federal Funds Open Rate            Interest Reset Date(s):  *

[  ]  Treasury Rate                      Interest Reset Period:  Monthly

[  ]  LIBOR Reuters                      Interest Payment Date(s):  **

[ x ] LIBOR Telerate

[  ]  Prime Rate

[  ]  CMT Rate

Initial Interest Rate:  1.64%            Interest Payment Period:  Monthly

Index Maturity:  One Month

Spread (plus or minus):  +0.30%

* On the 11th of each month prior to Maturity.

** On the 11th of each month and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.